EX 99.2

	As of December 31,
					Petrohawk
	Petrohawk	Winwell	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(In thousands)
Current assets:
Cash and cash equivalents	$12,911	$18,735	$—		$31,646
Accounts receivable	68,087	41,044	—		109,131
Deferred income taxes	18,304	—	—		18,304
Receivables from price risk management activities	1,286	—	—		1,286
Prepaid expenses and other	5,393	34	—		5,427

Total current assets	105,981	59,813	—		165,794

Oil and gas properties (full cost method):
Evaluated properties	1,096,810	69,111	(69,111	)(1)	1,294,582
			197,772	(1)
Unevaluated properties	162,133	—	33,701	(1)	195,834

Total gross oil and gas properties	1,258,943	69,111	162,362		1,490,416
Less — accumulated depletion and depreciation	(121,456)	(36,521)	36,521		(121,456)

Net oil and gas properties	1,137,487	32,590	198,883		1,368,960

Other operating property and equipment, net	3,463	—	—		3,463
Other noncurrent assets
Goodwill	132,029	—	23,452	(1)	155,481
Debt issuance costs, net of amortization	1,969	—	—		1,969
Receivables from price risk management activities	2,252	—	—		2,252
Deferred income taxes	—	592	(592	)(4)	—
Other	26,993	25	—		27,018

Total assets	$1,410,174	$93,020	$221,743		$1,724,937

Current liabilities:
Accounts payable and accrued liabilities	$90,017	$50,541	$—		$140,558
Liabilities from price risk management activities	51,081	—	—		51,081
Current portion of long-term debt	2,788	—	—		2,788

Total current liabilities	143,886	50,541	—		194,427
Long-term debt	495,801	—	40,434	(5)	536,235
Liabilities from price risk management activities	35,695	—	—		35,695
Asset retirement obligations	50,133	800	—		50,933
Deferred income taxes	153,155	—	82,665	(4)	235,820
Other noncurrent liabilities	5,046	—	—		5,046
Commitments and contingencies Stockholders’ equity:
Convertible Preferred Stock	1	—	—		1
Common Stock	74	—	10	(5)	84
Additional paid-in capital	558,452	6,188	(6,188	)(5)	698,765
			134,555	(5)
			5,758	(5)

Treasury stock	(36)	—	—		(36)
Accumulated deficit (retained earnings)	(32,033)	35,491	(35,491	)(5)	(32,033)

Total stockholders’ equity	526,458	41,679	98,644		666,781

Total liabilities and stockholders’ equity	$1,410,174	$93,020	$221,743		$1,724,937

	Years Ended December 31,
					Petrohawk
	Petrohawk	Winwell	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
	(In thousands)
Operating revenues:
Oil and gas sales	$258,039	$38,204	$—		$296,243
Gain on Sale of Oil and Gas Properties		16,381	—		16,381
Operating expenses:
Production expenses	34,049	5,503	—		39,552
Taxes other than income	18,497	1,132	—		19,629
Gathering, transportation and other	2,030	—	—		2,030
General and administrative	25,034	25,609	—		50,643
Depletion, depreciation and amortization	73,382	12,585	(85,967	)(1)	79,887
			79,887	(1)
Accretion expense	1,157	45	—		1,202

Total operating expenses	154,149	44,874	(6,080)		192,943

Income from operations	103,890	9,711	6,080		119,681
Other (expense) income:
Net (loss) gain on derivative contracts	(100,380)	—	—		(100,380)
Interest (expense) income and other	(29,207)	795	(3,538	)(2)	(31,950)

Total other income (expense):	(129,587)	795	(3,538)		(132,330)

(Loss) income before income taxes	(25,697)	10,506	2,542		(12,649)
Income tax benefit (provision)	9,063	(3,091)	(5,972	)(3)	4,623
			4,623	(3)

Net (loss) income	(16,634)	7,415	1,193		(8,026)
Preferred dividends	(440)	—	—		(440)

Net (loss) income applicable to common shareholders	$(17,074)	$7,415	$1,193		$(8,466)

(Loss) Earnings Per Share of Common Stock:
Basic	$(0.31)				$(0.13)

Diluted	$(0.31)				$(0.13)

Weighted average shares outstanding:
Basic	54,752		9,678		64,430
Diluted	54,752		9,678		64,430

Notes to Unaudited Pro Forma Condensed Consolidated Financial Data
The unaudited “Petrohawk Pro Forma” financial data has been prepared to give effect to Petrohawk’s acquisition of Winwell Resources in January 2006. Information under the heading “Pro Forma Adjustments” gives effect to the adjustments related to the acquisition of Winwell. The unaudited pro forma consolidated statements are not necessarily indicative of the results of Petrohawk’s future operations.
(1)	To record the preliminary purchase price allocation to evaluated and unevaluated property and goodwill. These adjustments also adjust depreciation, depletion and amortization expense to give effect to the purchase price allocation using the unit of production method under the full cost method of accounting.

(2)	To adjust interest expense to give effect to the financing activities in connection with the acquisition.

(3)	To record income tax expense on the combined company results of operations based on the Petrohawk effective tax rate of 36.54% for the year ended December 31, 2005.

(4)	To record the deferred tax position of the combined company, inclusive of the deferred tax gross-up in connection with the acquisition.

(5)	To record the retirement and issuance of debt and equity instruments in connection with the acquisition.